Exhibit 10.1

STOCK OPTION AGREEMENT
DARLING INTERNATIONAL INC.

        This Stock Option Agreement (the "Agreement") is made and entered into as of the 15th day of March 2000, by and between Darling International Inc., a Delaware corporation (herein called the "Company"), and Denis Taura (herein called the "Employee").

        To induce Employee to undergo the personal and business disruption which will be entailed in his devoting at least 24 hours per week for an indefinite period to his duties as Chairman and Chief Executive Officer of the Company, the Company has determined to grant Taura options to purchase 540,000 shares of the Company's common stock at $1.75 per share (the closing market value on the date hereof).

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and good and valuable consideration, the parties hereto agree as follows:

        1.        The Company hereby grants to Taura as a matter of separate inducement and in lieu of any salary or other compensation for his services, the right and option to purchase, at the time and on the terms and conditions hereinafter set forth, five hundred forty thousand (540,000) shares of the presently authorized common stock, par value $.01 per share, of the Company at the exercise price of $1.75 per share, subject to adjustment as provided in paragraph 6.

        2.        This option shall be exercisable immediately and shall expire at the close of business on March 15, 2010 (the "Expiration Date"). This option shall continue to be exercisable by Employee until the Expiration Date notwithstanding the termination of Employee's employment for any reason, except prior to September 1, 2000, Employee shall sever his relation as an officer and director, the Option shall be of no further force and effect. This option shall be exercisable during the lifetime of the Employee only by him.

        3.        The option granted hereby shall be exercisable upon and subject to the following terms and conditions:

                 a.         The option granted hereby may be exercised by delivering to the Secretary of the Company from time to time until the Expiration Date hereof a written notice specifying the number of shares the Employee then desires to purchase.

                 b.         Upon receipt of Employee's written notice of exercise, the Company shall allow the Employee to consummate the purchase of the number of shares indicated in the notice of exercise in accordance with the terms of this Agreement.

                 c.         The Employee shall have delivered to the Secretary of the Company a check payable in United States currency for an amount equal to the option price for such number of shares; or, with the prior consent of the Board of Directors of the Company, and upon receipt of all regulatory approvals, certificates for Common Stock of the Company, and at the Fair Market Value (as hereinafter defined) of such Common Stock on the date of exercise of this option, as payment of all or any portion of the option price for such number of shares. The check or, if applicable, the certificates shall be accompanied by such other instruments or agreements duly signed by the Employee as in the opinion of counsel for the Company may be necessary or advisable in order that the issuance of such number of shares comply with applicable rules and regulations under the Securities Act of 1933, as amended (the "Act"), any appropriate state securities laws or any requirement of any national securities exchange on which such stock may be traded. As soon as practicable after any such exercise of the option in whole or in part by the Employee, the Company will deliver to the Employee a certificate for the number of shares with respect to which the option shall have been so exercised, issued in the Employee's name. Such stock certificate shall carry such appropriate legend, and such written instructions shall be given to the Company's Transfer Agent, as may be deemed necessary or advisable by counsel to the Company to satisfy the requirements of the Act or any state securities laws. "Fair Market Value" shall mean the closing market price of the Company's Common Stock on the American Stock Exchange on the date of exercise if the Company's shares are not listed on the American Stock Exchange then the closing market price on the principal market on which the Company's shares are traded on the date of exercise; if there were no trades on the date of exercise then the closing market price on the most recent date trading occurred shall be used.

        4.         If the Employee dies prior to the Expiration Date, this option may be exercised for the full number of shares, or any portion thereof, at any time within (i) twelve (12) months from the date of death of the Employee or (ii) the unexpired term of this option, whichever is shorter, by the person or persons to whom the Employee's rights under this option shall pass by the Employee's will or by the laws of descent and distribution, whichever is applicable.

        5.         The Company shall not be required to issue or deliver any certificates for shares purchased upon the exercise of this option prior to (i) the obtaining of any approval from any governmental agency which the Company shall, in its sole discretion, determine to be necessary or advisable; (ii) the completion of any registration or other qualification of such shares under any state or federal law or ruling or regulation of any governmental body which the Company shall determine to be necessary or advisable; and (iii) the tender by the Employee to the Company of the full purchase price plus any federal, state or local tax owned by Employee as a result of exercising this option if the Company has a legal liability to satisfy such tax.

        6.          If, prior to the delivery of all the shares in respect to which this option is granted, there shall be any change in the number of shares of Common Stock, through the declaration of stock dividends, or recapitalization resulting in stock splits, or combinations or exchanges of such shares, the number of shares of Common Stock available for options, the number of such shares covered by outstanding options, and the price per share of such options shall be proportionately adjusted to reflect any increase or decrease in the number of issued shares of Common Stock; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. In the event of any other extraordinary corporate transaction, including but not limited to distributions for cash or other property to the Company's shareholders, the outstanding options shall be equitably adjusted to preserve, but not increase, the benefits of such options. If, prior to the delivery of all the shares in respect to which this option is granted, there shall be a proposed dissolution or liquidation of the Company, or any corporate separation or division, including, but not limited to, split-up, split-off, or in the event of a merger or consolidation of the Company with another corporation, the Employee shall have the right to exercise this option (at its then option price) for the kind and amount of shares of stock and other securities, property, cash or any combination thereof receivable upon such dissolution, liquidation, or corporate separation or division, or merger or consolidation, by a holder of the number of shares of Common Stock for which this option might have been exercised immediately prior to such dissolution, liquidation, or corporate separation or division, or merger or consolidation.

        7.          Neither the Employee nor his legal representative shall be or have any of the rights or privileges of a shareholder of the Company in respect to any of the shares issuable upon the exercise of this option unless and until certificates representing such shares shall have been issued and delivered to the Employee or his legal representative.

        8.         Neither the granting of this option, the exercise of any part hereof, nor any provision of this Agreement shall constitute or be evidence of any understanding, express or implied, on the part of the Company, to employ the Employee for any specified period.

        9.         Except as otherwise herein provided, this option and the rights and privileges conferred hereby may not be transferred, assigned, pledged or hypothecated in any way transferred by Employee.

        10.         As promptly as practicable, the Company hereby agrees to register this option and the shares of common stock issuable upon exercise hereof ("Option Shares") under the Securities Act of 1933 (the "Act") on Form S-8 or, if such form is not available, then it will register the Option Shares on such other SEC registration form as shall enable Employee or his representatives to sell the Option Shares.

        11.         Pursuant to an agreement in customary form, the Company will indemnify and hold Employee and his representatives or any underwriter or broker ("Indemnitees") harmless from any loss, liability, cost or expense arising out of such registration, except for information furnished for inclusion in a registration statement as to which the Indemnitees shall indemnify the Company.

        12.        The Company has reserved the Option Shares and will list the Option Shares on the American Stock Exchange ("AMEX") or, if the Company's shares are not traded on the AMEX, then on such other market, or markets, on which the Company's shares are traded.

                 IN WITNESS WHEREOF, the Company has duly executed this Agreement.

DARLING INTERNATIONAL INC.

ATTEST:
/s/ Kathryn Damron	By: /s/ John O. Muse
Name: John O. Muse Title: Executive Vice President
(S E A L)